                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

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[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                DEERE & COMPANY
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

                                DEERE & COMPANY
                             One John Deere Place
                            Moline, Illinois 61265

                          --------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               February 24, 1999

The annual meeting of stockholders of Deere & Company will be held at the principal office of the Company, at One John Deere Place, near Moline, Rock Island County, Illinois, on Wednesday, February 24, 1999 at 10 a.m. to:

  1. Elect directors.

  2. Transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on December 31, 1998 are entitled to vote at the meeting.

To be sure that your shares are represented at the meeting, please vote, sign, date and promptly mail the enclosed proxy card in the envelope provided for this purpose.

                                              For the Board of Directors,

                                              [Signature Logo Appears Here]
                                              Frank S. Cottrell
                                              Secretary

Moline, Illinois
January 20, 1999


                        [John Deere Logo Appears Here]

                                PROXY STATEMENT
-------------------------------------------------------------------------------

TO THE STOCKHOLDERS: The Board of Directors of Deere & Company solicits your proxy, and asks that you vote, sign, date and promptly mail the enclosed proxy card for use at the annual meeting of stockholders to be held February 24, 1999, and at any adjournment of such meeting. Whether you own few or many shares, your proxy is important in helping to achieve good representation at the meeting. Please note that if your shares are held through the Company's Savings and Investment Plan or Tax Deferred Savings Plan For Hourly and Incentive Paid Employees, your proxy instruction card must be received by Fidelity Management Trust Company by February 17, 1999, or the shares represented by the card will not be voted. If you wish, at any time before your proxy is voted, you may revoke it by written notice to the Company, or by delivery of a later dated proxy, or by voting in person at the meeting. The shares represented by all properly executed proxies will be voted as specified by you. In the absence of direction, properly executed proxies will be voted for the nominees to the Board set forth below.

  The holders of a majority of the Company's outstanding shares, present in person or by proxy, are required for a quorum at the meeting. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. The Company had 231,713,158 shares of common stock outstanding on December 31, 1998. Each share has one vote on each matter to be voted on at the meeting and one vote for each directorship to be filled on the Board of Directors.

  If any nominee is unable or declines to accept nomination or election for any reason, the persons designated in your proxy may vote for a substitute.

  A plurality of the votes cast at the meeting is required to elect directors. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

  It is the policy of the Company that shareholders be provided privacy in voting. All proxy cards and ballots that identify votes of stockholders are held confidential, except: (i) as may be necessary to meet applicable legal requirements; (ii) to allow independent third-parties to solicit, receive, tabulate, and certify the results of the vote; (iii) in cases where shareholders write comments on their proxy cards; and (iv) in contested proxy solicitations in which the opposing party does not also agree to comply with this policy. The tabulator of the votes and at least one of the inspectors of the election are independent of the Company, its officers and directors. The tabulator, the Company's proxy solicitation agent and the inspectors of the election, including those who are Company employees, are required to comply with the Company's confidentiality guidelines which prohibit disclosure of votes to the Company.

  Stockholders of record at the close of business on December 31, 1998 are entitled to vote. This notice of meeting, proxy statement and proxy card are being mailed to stockholders on or about January 20, 1999.

                             ELECTION OF DIRECTORS
-------------------------------------------------------------------------------

  Three directors are to be elected for terms expiring at the annual meeting in 2002. The persons named below were recommended by the Corporate Governance Committee and nominated by the Board of Directors. The nominees' principal occupations during the past five or more years, positions with the Company, directorships in other companies, ages, and beneficial ownership of shares and share units of the Company at December 31, 1998 appear in that order after their names. As used below "restricted stock" refers to non-transferable stock, issued pursuant to the Nonemployee

Director Stock Ownership Plan, which is subject to risk of forfeiture if certain conditions are not met. "Share units" represent director compensation and earnings thereon deferred pursuant to the Nonemployee Director Deferred Compensation Plan and valued as if invested in shares of the Company. No nominee owned beneficially more than .1% of the shares outstanding on December 31, 1998.

             NOMINEES FOR TERMS EXPIRING AT ANNUAL MEETING IN 2002

  Mr. John R. Block President of Food Distributors International (formerly the National-American Wholesale Grocers' Association) since 1986; prior thereto, United States Secretary of Agriculture. Director of Deere & Company since 1986; Chair of Audit Review Committee and member of Executive and Pension Plan Oversight Committees. Director of Archer-Daniels-Midland Company and Hormel Foods Corporation. Age 63. Shares owned, 4,200 (includes 3,600 shares of restricted stock). Share units owned 6,182.

  Prof. Regina E. Herzlinger Nancy R. McPherson Professor of Business Administration at the Harvard Business School since 1971. Director of Deere & Company since 1993; member of Audit Review Committee. Director of Cardinal Health, Inc., C. R. Bard, Inc., Schering-Plough Corporation and Total Renal Care Holdings, Inc. Age 55. Shares owned, 3,600 (includes 3,600 shares of restricted stock). Share units owned 5,157.

  Dr. Arnold R. Weber President Emeritus of Northwestern University, Evanston, Illinois since 1998; Chancellor 1995-1998; prior thereto, President. Director of Deere & Company since 1994; member of Committee on Compensation, Special Subcommittee of Committee on Compensation and Pension Plan Oversight Committee. Director of Aon Corporation, Burlington Northern Santa Fe Corporation, Inland Steel Industries, Inc., Pepsico, Inc. and Tribune Company. Age 69. Shares owned, 3,300 (includes 2,700 shares of restricted stock). Share units owned 668.

                        DIRECTORS CONTINUING IN OFFICE
-------------------------------------------------------------------------------

  The eight persons named below are now serving as directors of the Company for terms expiring at the annual meetings in 2000 and 2001 as indicated. Their principal occupations during the past five or more years, positions with the Company, directorships in other companies, ages and beneficial ownership of shares, including restricted shares, share units, and of exercisable options to purchase shares of the Company at December 31, 1998 appear in that order after their names. As used below "restricted stock" refers to non-transferable stock issued pursuant to the John Deere Equity Incentive Plan or the Nonemployee Director Stock Ownership Plan, which is subject to risk of forfeiture if certain conditions are not met. "Share units" represent director compensation and earnings thereon deferred pursuant to the Nonemployee Director Deferred Compensation Plan and valued as if invested in shares of the Company. No director continuing in office owned beneficially more than .4% of the shares outstanding on December 31, 1998.

                   TERMS EXPIRING AT ANNUAL MEETING IN 2000

  Mr. Leonard A. Hadley Chairman and Chief Executive Officer of Maytag Corporation (appliances) since 1992; prior thereto, President and Chief Operating Officer. Director of Deere & Company since 1994; member of Audit Review and Pension Plan Oversight Committees. Director of Maytag Corporation, Norwest Bank Iowa, N.A. and Snap-on Incorporated. Age 64. Shares owned, 3,300 (includes 3,300 shares of restricted stock). Share units owned 7,756.

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  Mr. Samuel C. Johnson Chairman of S. C. Johnson & Son, Inc. (home care and specialty products) since 1988. Director of Deere & Company since 1973; member of Committee on Compensation and Corporate Governance Committee. Director of H.J. Heinz Company, Johnson Worldwide Associates, Inc. and Mobil Corporation. Age 70. Shares owned, 61,800 (includes 4,200 shares of restricted stock).

  Mr. Arthur L. Kelly Managing Partner of KEL Enterprises L.P. (holding and investment partnership) since 1983. Director of Deere & Company since 1993; Chair of Pension Plan Oversight Committee and member of Audit Review and Executive Committees. Director of Bayerische Motoren Werke (BMW) A.G., Nalco Chemical Company, The Northern Trust Corporation, Snap-on Incorporated and Thyssen Industries A.G. Age 61. Shares owned, 10,089 (includes 3,999 shares of restricted stock). Share units owned 2,216.

  Mr. William A. Schreyer Chairman Emeritus of Merrill Lynch & Co., Inc. (securities and investment banking) since 1993; prior thereto, Chairman of Merrill Lynch & Co., Inc. Director of Deere & Company since 1994; Chair of Corporate Governance Committee and member of Committee on Compensation, Special Subcommittee of Committee on Compensation and Executive Committee. Director of Callaway Golf Company, Iridium World Communications Ltd. and Schering-Plough Corporation. Age 70. Shares owned, 6,600 (includes 3,600 shares of restricted stock). Share units owned 8,330.

                   TERMS EXPIRING AT ANNUAL MEETING IN 2001

  Mr. Hans W. Becherer Chairman and Chief Executive Officer of Deere & Company since 1990; prior thereto, President. Director of Deere & Company since 1986; Chair of Executive Committee. Director of AlliedSignal Inc., The Chase Manhattan Corporation and Schering-Plough Corporation. Age 63. Shares owned, 230,974 (includes 75,626 shares of restricted stock); and shares under exercisable option, 542,787.

  Mr. Antonio Madero B. Chairman, President and Chief Executive Officer of SANLUIS Corporacion, S.A. de C.V. (automotive components manufacturing and mining) since 1979. Director of Deere & Company since 1997; member of Audit Review Committee and Pension Plan Oversight Committee. Director of Federal-Mogul Corporation, a variety of corporations in Mexico and a member of the International Advisory Council of The Chase Manhattan Corporation. Age 61. Shares owned, 2,099 (includes 2,099 shares of restricted stock). Share units owned 1,666.

  Mr. John R. Stafford Chairman, President and Chief Executive Officer of American Home Products Corporation (pharmaceuticals, consumer health care and agricultural products) since 1986. Director of Deere & Company since 1997; member of Committee on Compensation, Special Subcommittee of Committee on Compensation and Corporate Governance Committee. Director of AlliedSignal Inc., American Home Products Corporation, Bell Atlantic Corporation and The Chase Manhattan Corporation. Age 61. Shares owned, 6,250 (includes 2,250 shares of restricted stock). Share units owned 1,064.

  Mr. John R. Walter President and Chief Operating Officer of AT&T Corp. (telecommunications) from November 1996 to July 1997; prior thereto, Chairman and Chief Executive Officer of R. R. Donnelley & Sons Company (print and digital information management, reproduction and distribution). Director of Deere & Company since 1991; Chair of Committee on Compensation and member of Special Subcommittee of Committee on Compensation, Corporate Governance and Executive Committees. Director of Abbott Laboratories, Celestica Inc., LaSalle Partners Incorporated and Prime Capital Corporation. Age 51. Shares owned, 5,700 (includes 4,800 shares of restricted stock).

                NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
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  The four persons named below are executive officers named in the Summary
Compensation Table who are not directors of the Company. Their positions with the Company during the past five or more years, ages and beneficial ownership of shares, including restricted shares and of exercisable options to purchase shares of the Company at December 31, 1998 appear in that order after their names. As used below "restricted stock" refers to non-transferable stock, issued pursuant to the John Deere Restricted Stock Plan or the John Deere Equity Incentive Plan, which is subject to risk of forfeiture if certain conditions are not met. No named executive officer owned beneficially more than .2% of the shares outstanding on December 31, 1998.

  Mr. Bernard L. Hardiek President, Worldwide Agricultural Equipment Division since May 1995; Executive Vice President 1994-1995; prior thereto, Senior Vice President. Age 58. Shares owned, 132,964 (includes 71,378 shares of restricted stock and 33,372 shares over which Mr. Hardiek shares the power over voting and disposition); and shares under exercisable option 261,700.

  Mr. Pierre E. Leroy President, Worldwide Construction Equipment Division since January 1996; Senior Vice President and Chief Financial Officer 1994-1996; prior thereto, Vice President and Treasurer. Age 50. Shares owned, 105,868 (includes 67,626 shares of restricted stock); and shares under exercisable option 197,100.

  Mr. Fred F. Korndorf President, Worldwide Commercial and Consumer Equipment Division and Deere Power Systems Group since January 1996; President, Worldwide Industrial Equipment Division 1995-1996; prior thereto, Senior Vice President. Age 49. Shares owned, 88,155 (includes 67,239 shares of restricted stock); and shares under exercisable option 236,660.

  Mr. Joseph W. England Senior Vice President since 1981. Age 58. Shares owned, 70,011 (includes 21,999 shares of restricted stock and 5,412 shares over which Mr. England shares the power over voting and disposition); and shares under exercisable option 194,037.

  At December 31, 1998, directors and executive officers as a group (20 persons), had a beneficial interest in an aggregate of 2,965,331 shares (1.28%) of common stock of the Company. This total includes: 410,118 shares held with sole power over voting and disposition; 66,112 shares held with shared power over voting or disposition; 246,270 shares of restricted stock under the John Deere Restricted Stock Plan; 249,262 shares of restricted stock under the John Deere Equity Incentive Plan; 34,148 shares of restricted stock under the Nonemployee Director Stock Ownership Plan; and 1,959,421 shares represented by exercisable stock options.

                    PRINCIPAL HOLDERS OF VOTING SECURITIES
-------------------------------------------------------------------------------

  Listed below are certain persons who, to the knowledge of the Company, own beneficially more than five percent of the Company's Common Stock. This information is based on information supplied by such persons in reports of institutional investment managers filed with the Securities and Exchange Commission.

  As of September 30, 1998, The Capital Group Companies, Inc. and its investment management company subsidiaries, which include a bank and several registered investment advisers, 333 South Hope Street, Los Angeles, California 90071 ("Capital"), held 17,435,800 shares (or approximately 7.4%) of the Company. Capital is not the ultimate owner of these shares, but holds them on behalf of institutional investors. Capital disclaims beneficial ownership of such shares and has no voting power with respect to such shares. Capital has the sole power to dispose or direct the disposition of such shares.

                                  COMMITTEES
-------------------------------------------------------------------------------

  The Board of Directors of the Company, which met five times during the 1998 fiscal year, has delegated some of its authority to six committees of the Board. These are the Executive Committee, the Committee on Compensation, the Special Subcommittee of the Committee on Compensation, the Corporate Governance Committee, the Audit Review Committee and the Pension Plan Oversight Committee. During the 1998 fiscal year, all of the directors, except Mr. Madero, attended 75% or more of the meetings of the Board of Directors and Committees on which they served.

  The Committee on Compensation, which met four times during the 1998 fiscal year, currently consists of John R. Walter (Chair), Samuel C. Johnson, William
A. Schreyer, John R. Stafford and Dr. Arnold R. Weber. The Committee has responsibility with respect to compensation matters involving senior officers of the Company.

  The Special Subcommittee of the Committee on Compensation, which met four times during the 1998 fiscal year, currently consists of William A. Schreyer, John R. Stafford, John R. Walter and Dr. Arnold R. Weber. The Subcommittee was established to assure continued compliance with regulations regarding executive compensation approval and consists of directors who are independent of the Company. The Subcommittee has responsibility for reviewing and approving compensation plans, grants, and awards involving officers of the Company. The Subcommittee also may consider such other matters as are referred to it by the Committee on Compensation.

  The Corporate Governance Committee, which met twice during the 1998 fiscal year, currently consists of William A. Schreyer (Chair), Samuel C. Johnson, John R. Stafford and John R. Walter. The responsibilities of the Corporate Governance Committee are to recommend and monitor policies and procedures relating to corporate governance, to recommend to the Board individuals for nomination or election to the Board, to ensure that the Chair periodically reviews the Company's plans regarding succession of senior management with the Committee and with all other independent directors, and to make recommendations concerning the size, composition, committee structure and fees for the Board and criteria relating to tenure and retention of directors. The Committee will consider individuals recommended for nomination by stockholders in accordance with the procedures described under "Stockholder Proposals And Nominations."

  The Pension Plan Oversight Committee, which met twice during the 1998 fiscal year, currently consists of Arthur L. Kelly (Chair), John R. Block, Leonard A. Hadley, Antonio Madero B. and Dr. Arnold R. Weber. The Committee reviews asset allocation, funding policies, and the performance of trustees, investment managers and actuaries, for the Company's pension and retirement plans. The Committee also has authority to make substantive amendments and modifications to the pension and retirement plans. The Committee reports to the Board on its activities.

  The Audit Review Committee, which met twice during the 1998 fiscal year, currently consists of John R. Block (Chair), Leonard A. Hadley, Regina E. Herzlinger, Arthur L. Kelly and Antonio Madero B. The Committee recommends to the Board a firm of independent certified public accountants to audit the annual financial statements, approves in advance the scope of the audit, reviews with the independent auditors the financial statements and their audit report, consults with the internal audit staff and reviews management's administration of the system of internal accounting controls, and reviews the Company's procedures relating to business ethics. The Committee reports to the Board on its activities and findings.

  In accordance with the recommendation of the Audit Review Committee, the firm of Deloitte & Touche llp has been appointed by the Board of Directors as independent certified public accountants to examine the financial statements of the Company for the 1999 fiscal year. A representative of Deloitte & Touche llp is expected to be present at the stockholders' meeting; this individual will have an opportunity to make a statement and will be available to respond to appropriate questions.

                           COMPENSATION OF DIRECTORS
-------------------------------------------------------------------------------

  Directors who are not employees of the Company receive a single annual retainer of $60,000 for serving as directors. There are no additional committee retainers or meeting fees. Directors may elect to defer a part or all of their annual retainers pursuant to the Company's Nonemployee Director Deferred Compensation Plan. Deferrals are invested in an interest-bearing account or in a Company stock equivalent investment alternative at the election of the director.

  At the 1993 annual meeting, stockholders approved the adoption of the Nonemployee Director Stock Ownership Plan. Pursuant to such plan, upon election and each re-election to the Board, non-employee directors are awarded 1,800 restricted shares of common stock of the Company for each three-year term. A person who becomes a non-employee director between annual meetings or who serves a partial term will receive a prorated grant. The restricted shares may not be sold, pledged, assigned, gifted, or otherwise alienated or hypothecated and are subject to forfeiture until the expiration of the restriction period, which ends upon the nonemployee directors' retirement from the Board, permanent and total disability, death or a change in control of the Company. While the restrictions are in effect, the nonemployee directors are entitled to vote the shares and receive dividends.

                           -------------------------

  The report of the Committee on Compensation and the performance graph that follow shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the information by reference, and shall not otherwise be deemed filed under such Acts.

                           -------------------------

                           COMMITTEE ON COMPENSATION
                       REPORT ON EXECUTIVE COMPENSATION
-------------------------------------------------------------------------------

Compensation Philosophy

  The Committee on Compensation of the Board (the "Committee") is committed to providing a total compensation program that supports the Company's business strategy and culture, and creates a commonality of interest with the Company's shareholders. The Committee is responsible for the oversight of executive compensation and reviews the Company's compensation program on an ongoing basis. No member of the Committee is a former or current officer of the Company or any of its subsidiaries.

  The overall philosophy of the Committee regarding executive compensation can be summarized as follows:

  . Provide a target total reward opportunity that is sufficiently competitive to attract and retain high caliber executives. In general, this involves a target total pay structure that is between the median and 75th percentile of pay levels available at a comparable group of large, diversified companies;

  . Link a meaningful portion of the total compensation opportunity to performance-based incentives consistent with the creation of shareholder value and the Company's long-term strategic goals;

  . Provide for meaningful risk as well as reward in order to penalize substandard performance while encouraging superior performance and recognizing the cyclical nature of the Company's core businesses; and

  . Structure the program to be positively regarded by the Company's shareholders, employees, the financial community and the public in general, as well as by the eligible executive management.

  The Revenue Reconciliation Act of 1993 placed certain limits on the tax deductibility of non-performance-based executive compensation. The Committee intends that, to the extent practicable, executive compensation be deductible for federal income tax purposes provided doing so would be consistent with the other compensation objectives. One of the requirements for tax deductibility is shareholder approval. For this reason, at the 1995 annual meeting shareholders approved the John Deere Performance Bonus Plan (the "Bonus Plan") and the John Deere Equity Incentive Plan (the "Equity Incentive Plan") and at the 1996 annual meeting shareholders approved amendments to the 1991 John Deere Stock Option Plan (the "Option Plan") and the John Deere Restricted Stock Plan (the "Restricted Stock Plan"). Each of these plans was designed to meet the compensation objectives and, in the case of the Bonus Plan, Equity Incentive Plan and Option Plan, to comply with the requirements for tax deductibility.

  The specific practices surrounding each component of the Company's executive compensation program are described in the following paragraphs.

Base Salary

  It is the Committee's policy to position the base salaries of the Company's executives at approximately the median level of base salaries provided to comparable positions within a peer group of companies which share some combination of the following characteristics with the Company: comparable sales volumes; similar products and services; a similar commitment to manufacturing as a core activity; and a comparable global presence. Currently, this peer group consists of 32 companies, three of which are also included among the ten companies that comprise the S&P Diversified Machinery Group Index used in the performance graph following this report. It is the Committee's view that this larger peer group provides a more appropriate and reliable benchmark for assessing competitive levels of compensation than the limited number of companies within the S&P Diversified Machinery Group Index.

  The Committee annually reviews the base salary of each executive officer of the Company, including Mr. Becherer, the Chief Executive Officer (CEO). In determining salary adjustments for the Company's executives (including Mr. Becherer and the other executive officers named in the Summary Compensation Table), the Committee takes into consideration various factors, including individual performance; the financial and operational performance of the activities directed by the executive (including profitability under prevailing business conditions, performance against budget, customer satisfaction, and innovation); experience; time in position; future potential; responsibility; and the executive's current salary in relation to the executive's salary range and the median salary practices of the peer group. These factors are considered subjectively in the aggregate and none of the factors is accorded a specific weight. In selected cases, other factors may also be considered. Peer group salary data for comparable-level positions are provided annually to the Committee by an outside compensation consultant.

  For fiscal 1998, the base salaries of Mr. Becherer and the other executive officers named in the Summary Compensation Table were essentially equal to the peer group median and generally consistent with the base salary philosophy established by the Committee. Mr. Becherer received a base salary of $921,558 for fiscal 1997 and $1,042,313 for fiscal 1998.

Short-Term Incentives

  A substantial portion of the Company's executive compensation package is contingent upon the Company attaining preestablished financial goals under the Bonus Plan. Each year in which these goals are achieved, the compensation of all salaried employees (including Mr. Becherer and the other executive officers named in the Summary Compensation Table) is supplemented by fiscal year-end payments under the Bonus Plan. The amount of these payments (if any) depends upon the Company's pre-bonus and pre-extraordinary item return on average assets for the year and the position and salary of the employee. In addition, the Committee can decrease or eliminate awards to designated senior officers of the Company, and can increase or decrease awards to other salaried employees.

  When added to base salary, target awards under the Bonus Plan for the Company's executives are structured to provide median annual cash compensation relative to the peer group companies. The target award for the CEO is 75% of base salary. The maximum annual performance bonus for executive officers under the Bonus Plan is available when the return on assets is 11.5% or more; no bonus payment is available when the return on assets is below 5%. For 1998, the Company's return on average assets calculated in accordance with the Bonus Plan was 13.14%. Accordingly, for 1998, Mr. Becherer received a maximum annual performance bonus payment of $1,487,511, or approximately 150% of his base salary.

  In addition to the above performance Bonus Plan payments, the CEO is authorized to grant discretionary bonuses to selected employees in recognition of outstanding achievement. Such bonuses may not exceed 20% of annual base salary except in highly unusual circumstances. No such discretionary bonuses were granted in fiscal 1998.

Long-Term Incentives

  The Company's long-term incentives for executive officers currently are comprised of annual grants of market-priced and premium-priced stock options under the Option Plan and biennial grants of equity incentive restricted shares under the Equity Incentive Plan. Grants under these plans are intended to promote the creation of sustained shareholder value, encourage ownership of Company stock, foster teamwork and retain high caliber executives.

  Under the Equity Incentive Plan, approved by shareholders in 1995, executives receive periodic grants of Company stock subject to vesting and forfeiture provisions based on Company achievement of long-term performance goals established by the Committee. It is the Committee's view that the addition of performance features to the executive stock grants in the Equity Incentive Plan will serve to promote greater focus on actions that enhance shareholder value.

  Under each plan, grants to executives are based on criteria established by the Committee, including responsibility level, base salary, current market practice and the market price of the Company's stock at the time of grant. Grant guidelines for market-priced options and equity incentive shares are established for all participants (including Mr. Becherer) with the objective of providing a target total compensation opportunity, including base salary and the target annual profit sharing bonus, equal to the median of the peer group. Depending on stock price performance and Company performance, actual total compensation for any given year could be at, above or below the median of the peer group. The number of options or restricted shares previously granted to or held by an executive is not a factor in determining individual grants.

  The Committee made the initial award of equity incentive shares to executive officers early in fiscal 1995. Vesting of these shares was conditioned on the Company satisfying performance goals based on revenue growth and return on assets over the four fiscal years commencing November 1, 1994 and any additional performance periods established by the Committee. For the four years ending October 31, 1998, the Company's revenue growth relative to other New York Stock Exchange listed companies and the annual average return on assets resulted in an award equal to 176.6% of the target award. Accordingly, in December 1998 the equity incentive shares awarded in fiscal 1995 vested and the Committee awarded bonus equity incentive shares to executive officers equal to 76.6% of their initial grants. Executives who have satisfied their stock ownership guideline could elect to take such bonus in cash. Mr. Becherer received the equivalent of 40,996 bonus equity incentive shares. No additional target equity incentive shares were awarded during fiscal 1998 to the current executive officers.

  In fiscal 1995, to further sharpen the focus on strengthening the commonality of interest between senior management and the Company shareholders, the "core" compensation program for the Company's senior officers was supplemented with grants by the Committee of premium-priced stock options with exercise prices in excess of the market price of the Company's stock on the date of grant. Grants of premium-priced options are structured to provide a target total compensation opportunity for participants approximately equal to the 60th to 70th percentile of the peer group when added to the median peer group level of the other components of compensation. It is the Committee's view that this above-market positioning is justified by the nature of the premium-priced grants under which no value is generated unless the stock appreciates meaningfully above its price on the date of grant. Moreover, exercise of the premium-priced options granted in fiscal 1995 prior to an extended future date depends on the Company's achievement of a sustained median total shareholder return exceeding the median of companies traded on the New York Stock Exchange. The Committee certified that the performance objective had been satisfied and these premium-priced options became exercisable in December 1998. At the time of the 1995 grant, it was anticipated that there would be no additional grants of premium-priced options prior to fiscal 1998.

  During fiscal 1998, grants of stock options to senior officers were comprised of approximately one-fourth market-priced stock options and three-fourths premium-priced stock options. The market-priced stock options are not exercisable until one year after grant and have a ten-year term. The premium exercise price was set at 150% of the 90 day average price for the Company's shares prior to the grant. The premium-priced options have a ten year term and their exercise prior to an extended future date depends on the Company's shares achieving a market price equal to or greater than the premium exercise price for ten consecutive trading days within five years from grant. If any of the premium-priced options granted in fiscal 1998 are not exercisable within five years of the grant, such options become exercisable for three months, then they terminate. During fiscal 1998, Mr. Becherer was awarded 47,787 market-priced options and 143,362 premium-priced options.

  In order to continue to achieve the grant guidelines for market-priced options, during fiscal 1999 grants of stock options to senior officers were comprised of approximately one-half market-priced stock options and one-half premium-priced stock options. In anticipation of his retirement in approximately 2000, Mr. Becherer received in fiscal 1999 a final front-loaded grant of market-priced options and premium-priced options. It is anticipated that there will be no additional grants of options or salary increases to Mr. Becherer. The terms of the option grants in fiscal 1999 are similar to terms described above for those granted during fiscal 1998.

  In addition to the long-term incentives for executive officers described above, the Committee has approved a one-time grant in December 1998 of 46,111 shares of restricted stock under the Restricted Stock Plan to each of the five senior operating officers of the Company other than Mr. Becherer. The grant is intended as a combination retention plan and communication of the importance to the Company of their continued service to ensure a smooth transition in Company leadership. The restricted shares vest in four equal annual increments beginning in December 2000 and are subject to possible forfeiture in the event of termination or resignation from the Company prior to vesting.

  Finally, during fiscal 1998, the Committee introduced revised stock ownership guidelines for members of the Company's senior management team to encourage the retention of stock acquired through the Company's various equity incentive plans. These guidelines are based on a multiple of each officer's base salary.

CEO Compensation

  Mr. Becherer has been Chairman and CEO of the Company since May 1990. Mr. Becherer's base salary, annual performance bonus and option and equity incentive stock grants have been targeted to provide total compensation, assuming achievement of targeted levels of Company performance, approximately equal to the 65th percentile of CEO compensation of the peer group companies. In fiscal 1998, Mr. Becherer's compensation exceeded this level due to the continued record financial performance of the Company. As explained above, the fiscal 1998 profit sharing payments and equity incentive awards were based exclusively on return on assets, relative revenue growth, and payout levels established by the Committee at the beginning of the performance periods, as determined by actual results. It is the Committee's view that this relationship between pay and performance is appropriate and serves shareholders' interests.

                           Committee on Compensation
                             John R. Walter (Chair)
                             Samuel C. Johnson
                             William A. Schreyer
                             John R. Stafford
                             Dr. Arnold R. Weber

 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNAMONG DEERE & COMPANY, THE S&P
             500 INDEXAND THE S&P DIVERSIFIED MACHINERY GROUP INDEX
--------------------------------------------------------------------------------

  The following performance graph compares cumulative total return for Company stockholders over the past five fiscal years against the cumulative total return of the Standard & Poor's 500 Stock Index, and against the Standard & Poor's Diversified Machinery Group Index. The graph assumes $100 is invested in Company stock and each of the other two indices at the closing market quotation on October 31, 1993 and that dividends are reinvested. The stock price performance shown on the graph is not necessarily indicative of future price performance.

                     [DEERE PERFORMANCE GRAPH APPEARS HERE]

 Deere & Co.      100.00        95.35       122.47       175.86       225.53       155.00
-----------------------------------------------------------------------------------------
 S&P Mach.        100.00       104.07       109.96       139.56       192.71       159.40
-----------------------------------------------------------------------------------------
 S&P 500          100.00       103.87       131.33       162.98       215.32       262.67


[PERFORMANCE GRAPH LEGEND APPEARS HERE]

                      COMPENSATION OF EXECUTIVE OFFICERS
-------------------------------------------------------------------------------

  The following table shows the remuneration from the Company and its subsidiaries during the past three fiscal years to the Company's Chief Executive Officer (the "CEO") and each of the four most highly compensated executive officers of the Company other than the CEO:

                          SUMMARY COMPENSATION TABLE

                               Annual Compensation         Long-Term Compensation
                              --------------------- -------------------------------------
                                                              Awards            Payouts
                                                    -------------------------- ----------
                                                    Restricted   Securities
                                                      Stock      Underlying       LTIP       All Other
      Name and         Fiscal Salary(1)   Bonus(2)  Awards(3)  Options/SARs(4) Payouts(5) Compensation(6)
 Principal Position     Year     ($)        ($)        ($)           (#)          ($)           ($)
---------------------------------------------------------------------------------------------------------
Hans W. Becherer,       1998  $1,042,313 $1,487,511 $        0     191,149     $1,333,600     $71,352
Chairman & Chief        1997  $  921,558 $1,342,500 $1,254,388      75,000     $        0     $42,637
Executive Officer       1996  $  864,091 $1,255,001 $        0      56,255     $        0     $14,628

Bernard L. Hardiek,     1998  $  449,822 $  477,184 $        0      66,726     $  424,289     $18,838
President, Worldwide    1997  $  416,583 $  429,878 $  409,912      20,000     $        0     $11,083
Agricultural Division   1996  $  376,164 $  399,880 $        0      20,100     $        0     $ 9,457

Pierre E. Leroy,        1998  $  393,341 $  403,604 $        0      54,792     $  368,955     $34,234
President, Worldwide    1997  $  355,300 $  348,381 $  361,378      19,000     $        0     $18,667
Construction Division   1996  $  325,690 $  328,950 $        0      20,100     $        0     $11,857

Fred F. Korndorf,       1998  $  388,231 $  402,272 $        0      53,792     $  318,143     $42,197
President, Worldwide    1997  $  352,335 $  338,436 $  344,930      19,000     $        0     $30,919
Commercial and          1996  $  307,709 $  310,850 $        0      20,100     $        0     $20,740
Consumer Division

Joseph W. England,      1998  $  386,882 $  401,944 $        0      51,397     $  444,783     $25,410
Senior Vice President   1997  $  373,812 $  370,260 $  397,502      18,000     $        0     $18,637
                        1996  $  363,373 $  363,495 $        0      20,688     $        0     $13,901
---------------------------------------------------------------------------------------------------------

(1) Amounts shown include cash and non-cash compensation earned and received by the executive officer as well as amounts earned but deferred at the election of the officer.

(2) Each year in which earnings goals are reached, the compensation of salaried employees is supplemented by fiscal year-end cash bonus payments. The amount of the bonus (if any) depends upon the pre-bonus and pre-extraordinary item return on average assets for the year, the position and salary of the employee and any other performance goals established by the employee's division.

(3) The 1997 amounts reported in the table represent grants under the John Deere Equity Incentive Plan approved by shareholders at the 1995 annual meeting. The vesting of such shares is conditioned on satisfying performance goals based on growth of the Company's revenues and return on the Company's assets over the performance periods established by the Committee. No restricted stock awards were made to the named executive officers during fiscal 1996 or fiscal 1998. The amounts in the table represent the closing market value of the shares granted on the date of grant, without giving effect to the diminution in value attributable to the restrictions and performance conditions on such stock. Dividends are paid on the restricted shares at the same time and rate as dividends paid to shareholders of unrestricted shares. At October 31, 1998, the total number and market value (based on the closing market price on October 30, 1998) of shares of restricted stock, including the Equity Incentive shares reported above, held by each of the named executive officers were as follows: Mr. Becherer (83,035; $2,958,122); Mr. Hardiek (26,673; $950,226); Mr. Leroy (23,311; $830,454); Mr. Korndorf (20,884;
$743,992); and Mr. England (27,203; $969,107).

(4) The amounts for 1998 represent the total of market-priced options and premium-priced options granted in December 1997. Additional details on the fiscal 1998 grant are included in the "Option/SAR Grants In Last Fiscal Year" table that follows. The amounts for 1997 and 1996 represent market-priced options granted in December 1996 and December 1995 respectively.

(5) The payouts for 1998 represent the award of bonus shares under the John Deere Equity Incentive Plan approved by shareholders at the 1995 annual meeting. Under the Equity Incentive Plan, if the Company exceeds the performance goals established by the Committee at the beginning of a performance period, participants may receive bonus stock awards based on the percentage over the performance target achieved by the Company for the performance period. For the four year performance period ending October 31, 1998 pertaining to the equity incentive share grant in fiscal 1995, the Company's revenue growth and return on assets resulted in an award equal to 176.6% of the target award. Based on such performance, the equity incentive shares reported in fiscal 1995 vested and the committee awarded in December 1998 bonus equity incentive shares equal to 76.6% of the initial target grant. The amounts in the table represent the average of the high and low market values of the bonus shares on the date of grant.

(6) Amounts shown for 1998 consist of: (i) vested Company contributions to the Company 401(k) Savings and Investment Plan during the fiscal year for each of the named executive officers of $10,000; and (ii) above-market earnings on deferred compensation for Mr. Becherer $61,352, Mr. Hardiek $8,838, Mr. Leroy $24,234, Mr. Korndorf $32,917 and Mr. England $15,410. The contribution to the Company's 401(k) Savings and Investment Plan for all employees during the past fiscal year was $43,368,658.

  The following table shows information concerning individual grants of stock options made during fiscal 1998 to each of the named executive officers of the Company and the potential realizable values of the grants assuming annually compounded stock price appreciation rates of five and ten percent per annum respectively, over the option term. The five and ten percent rates of appreciation are set by the rules of the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the Company's stock price.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                        Potential Realizable Value at
                                                                           Assumed Annual Rates of
                                                                        Stock Price Appreciation For
                                       Individual Grants                       Option Term(6)
                         ---------------------------------------------- -----------------------------
                           Number of    % of Total
                          Securities   Options/SARs Exercise
                          Underlying    Granted to  or Base
                         Options/SARs  Employees in  Price   Expiration       5%            10%
          Name           Granted(1)(#) Fiscal Year   ($/Sh)   Date(4)        ($)            ($)
-----------------------------------------------------------------------------------------------------
Hans W. Becherer........     47,787(2)    2.18%      $56.50   12/10/07  $    1,697,994 $    4,303,050
                            143,362(3)    6.53%      $82.19     (5)     $    1,411,047 $    9,226,269
Bernard L. Hardiek......     20,000(2)    0.91%      $56.50   12/10/07  $      710,651 $    1,800,929
                             46,726(3)    2.13%      $82.19     (5)     $      459,903 $    3,007,119
Pierre E. Leroy.........     15,500(2)    0.71%      $56.50   12/10/07  $      550,754 $    1,395,720
                             39,292(3)    1.79%      $82.19     (5)     $      386,733 $    2,528,694
Fred F. Korndorf........     14,500(2)    0.66%      $56.50   12/10/07  $      515,222 $    1,305,674
                             39,292(3)    1.79%      $82.19     (5)     $      386,733 $    2,528,694
Joseph W. England.......     12,849(2)    0.58%      $56.50   12/10/07  $      456,558 $    1,157,007
                             38,548(3)    1.75%      $82.19     (5)     $      379,410 $    2,480,812
-----------------------------------------------------------------------------------------------------

(1) Subject to plan restrictions, the exercise price and tax withholding obligations related to exercises of options granted in the period may be paid by delivery of already owned shares or by offset of the underlying shares. No stock appreciation rights (SARs) were granted during the fiscal year.

(2) The market-priced options are exercisable between one and ten years after the date of grant.

(3) In December 1997, senior executive officers were granted options with an exercise price set at 150% of the prior 90 day average closing price for the Company's shares. The options become exercisable when the price of the Company's shares on the New York Stock Exchange equals or exceeds the premium exercise price during each of ten consecutive trading days prior to December 10, 2002. If the price target is not achieved, the options become exercisable on December 10, 2002.

(4) The options expire if employment by the Company of the option holder terminates during the term of the option for any reason other than for death, disability, or retirement pursuant to disability or retirement plans of the Company.

(5) If the price target described in footnote (3) above is achieved, the options expire on December 10, 2007. If the price target is not achieved, the options expire on March 10, 2003.

(6) The total potential realizable value for all shareholders as a group based on 232,310,026 outstanding shares as of October 31, 1998 would be $8,254,566,781 and $20,918,692,907 at the 5% and 10% assumed annual rate of appreciation, respectively. Mr. Becherer's total potential realizable value is 0.04% and 0.06% of the potential realizable value of all shareholders at the 5% and 10% assumed annual rates of appreciation, respectively. The total potential realizable value of all the named executives to that of all shareholders is 0.08% and 0.14% at the 5% and 10% assumed annual rates of appreciation, respectively.

  The following table shows information for the named executives concerning exercises of options and SARs during fiscal 1998 and the number and value of unexercised options (and tandem SARs) held at October 31, 1998:

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                               OPTION/SAR VALUES

                                                     Number of Securities
                                                    underlying Unexercised   Value of Unexercised In-the-
                                                        Options/SARs at      Money Options/SARs at Fiscal
                            Shares                  Fiscal Year-End(1) (#)          Year-End(2) ($)
                         Acquired on     Value     ------------------------- -----------------------------
          Name           Exercise (#) Realized ($) Exercisable Unexercisable  Exercisable   Unexercisable
-----------------------------------------------------------------------------------------------------------
Hans W. Becherer........       0          $ 0        75,000       611,149     $           0 $     1,845,900
Bernard L. Hardiek......       0          $ 0        76,700       231,726     $     564,592 $       725,175
Pierre E. Leroy.........       0          $ 0        39,100       197,292     $      30,050 $       626,288
Fred F. Korndorf........       0          $ 0        79,660       196,292     $     597,130 $       626,288
Joseph W. England.......       0          $ 0        38,688       193,897     $      30,929 $       626,288
-----------------------------------------------------------------------------------------------------------

(1) Market-priced options and SARs awarded by the Company are not exercisable until one year after grant and have a ten-year term. Premium-priced options granted in December 1994 may not be exercised until four or more years after the date of grant depending on the Company's total shareholder return from the date of grant relative to that of the group composed of New York Stock Exchange listed companies. The Committee certified in December 1998 that such conditions had been met and such options then became exercisable. Premium-priced options granted in December 1997 may not be exercised until one year or more after the date of grant depending on if the price of the Company's shares on the New York Stock Exchange equals or exceeds the premium exercise price during each of ten consecutive trading days prior to December 10, 2002. If such price target is achieved, the options expire on December 10, 2007. If the price target is not achieved, the options become exercisable on December 10, 2002 and expire on March 10, 2003.

(2) Represents the difference between the option exercise price and the closing market price for the Company's stock on October 31, 1998. The in-the-money options at October 31, 1998 pertain to the market-priced option grants in December of 1993, 1994, and 1995 with exercise prices of $23.56, $21.02 and $34.13, respectively and the premium-priced option grant in December of 1994 with exercise prices of $28.39, $31.23 and $34.07. The closing market price for the Company's stock at the end of the 1998 fiscal year was $35.625.

                               PENSION BENEFITS

  Under the Company's pension program, employees in executive salary grades ("executives") are entitled to receive an annual pension determined by adding the amount obtained by multiplying 1.5% times the employee's number of years of non-executive service times average pensionable pay to the amount obtained by multiplying 2.0% times the number of years served as an executive times average pensionable pay, with a maximum annual pension of 66 2/3% of average pensionable pay. Average pensionable pay for employees participating in the executive program prior to 1997 is based on one of the following two options, as elected by the executive: (1) the executive's compensation for the five highest years, not necessarily consecutive, during the 10 years immediately prior to the date of retirement where compensation is calculated by adding the executive's salary to the larger of (a) the sum of short-term bonuses, or (b) any payments under the Company's long-term incentive plan or awards under the restricted stock plan; or (2) the executive's compensation over his entire career with the Company where compensation is calculated by adding the executive's salary to any short-term bonuses. In addition, for salaried employees hired prior to 1997, career average compensation under the executive pension program generally will include the average of compensation from the five anniversary years prior to 1997 plus all future compensation until retirement with bonuses paid in 1992 through 1996 phased into the computation over five years. Effective January 1, 1997, for new participants in the executive program, average pensionable pay is based exclusively on the career average compensation formula described above. All amounts used in calculating average pensionable pay are determined before giving effect to any salary or bonus deferral under any plan sponsored by the Company.

  Salaried employees not entitled to the executive pension receive annual pension benefits determined by multiplying 1.5% times the employee's number of years of service times average pensionable pay. Average pensionable pay for employees hired prior to 1997 is based on one of the following two options, as elected by the employee: (1) the employee's salary for the five highest years during the 10 years immediately prior to the date of retirement; or (2) the employee's compensation over his entire career with the Company where compensation is calculated by adding the employee's salary to any bonus awarded under the Company's performance bonus plan. In addition, for employees hired prior to 1997, career average compensation generally will include the average of compensation from the five anniversary years prior to 1997 plus all future compensation until retirement with bonuses paid in 1992 through 1996 phased into the computation over five years. Effective January 1, 1997, average pensionable pay for new salaried employees not entitled to the executive pension is based exclusively on career average salary and performance bonuses. For salaried employees participating in the career average earning option, enhanced Company contributions to the employee's 401(k) retirement savings account will be made and, depending on the employee's years of service as of January 1, 1997, the minimum age to retirement with full benefits may be increased.

  The estimated annual pensions payable upon retirement at normal retirement age for each of the named executive officers of the Company is: Mr. Becherer, $1,294,824; Mr. Hardiek, $371,542; Mr. Leroy $395,085; Mr. Korndorf, $395,085;
and Mr. England, $443,687. The estimated annual pensions shown are on a straight-life annuity basis and have been computed assuming (i) that the Company's pension plans are continued without further amendment; (ii) that each of the named officers continues as an executive of the Company until retirement at age 65; (iii) that salaries continue at 1998 levels; and (iv) that bonuses are paid at target earnings goals. Pension benefits are not subject to deductions for social security benefits or other offset amounts.

                        CHANGE IN CONTROL ARRANGEMENTS

  The Company's Bonus Plan provides that employees as of the date of a change in control will be entitled to the greater of a bonus based on actual performance results to such date or their target bonus. The Equity Incentive Plan and Restricted Stock Plan provide that in the event of a change in control, unless otherwise determined by the Board, the value of restricted shares will be cashed out in an amount determined under the plans. The Supplemental Pension Benefit Plan provides that, in the event of a change in control, participants who cease being Company employees will be eligible for benefits under such plan notwithstanding their age at termination of employment. In the event of certain changes in control, amounts deferred under the Company's Deferred Compensation Plan may become payable immediately or such plan may be modified to reflect the impact of the change in control.

                                 OTHER MATTERS
-------------------------------------------------------------------------------

  After the deadline for inclusion of stockholder proposals in the Company's proxy statement established by Rule 14a-8 ("Rule 14a-8") under the Securities Exchange Act of 1934, Mr. Melroy Buhr submitted a proposal that the Company establish an ombudsman's office in addition to the Company's current after-market service staff to resolve customer complaints. Mr. Andrew Grober submitted a nomination of Mr. Melroy Buhr for election to the Board of Directors. If properly brought before the meeting, the persons named in the proxy will vote against the proposal and against the nomination.

  The Board of Directors is not aware of any other matters that will come before the meeting. However, if any other proper business should come before the meeting, your proxy, if signed and returned will give to the persons designated in it discretionary authority to vote according to their best judgement.

                     STOCKHOLDER PROPOSALS AND NOMINATIONS
-------------------------------------------------------------------------------

  Proposals of stockholders submitted pursuant to Rule 14a-8 for inclusion in the proxy statement for the annual meeting of stockholders to be held February 23, 2000 must be received by the Company at its principal executive offices not later than September 22, 1999. This notice of the annual meeting date also serves as the notice by the Company under the advance notice Bylaw described below.

  Under the Company's Bylaws, a stockholder must give timely written notice to the Secretary of the Company of a nomination or before bringing any business before any annual or special meeting of stockholders. Stockholder proposals submitted other than pursuant to Rule 14a-8 for the annual meeting to be held February 23, 2000 must be received by the Secretary not earlier than October 26, 1999 and not later than November 25, 1999. The notice shall set forth for each matter a brief description of the business to be brought before the meeting, the reasons therefore, the name, address, class and number of shares beneficially owned by, and any material interest of the shareholder making the proposal. Notice of a nomination shall set forth the name, address and the class and number of shares owned by the shareholder making the nomination; the name, age, business and residence addresses and principal occupation of the nominee and the number of shares beneficially owned by, and such other information concerning, the nominee as would be required to be disclosed in the solicitation of proxies for election of directors under Regulation 14A under the Securities Exchange Act of 1934, as amended. The recommendation must also be accompanied by the consent of the individual to be nominated, to be elected and to serve. The Company may require any nominee to furnish such other information as may reasonably be required to determine the eligibility of the nominee. Persons who are age 70 or older are not eligible for election to the Board.

  Stockholder proposals and recommendations for nomination as a director should be submitted in writing to the Secretary of the Company, Deere & Company, One John Deere Place, Moline, Illinois 61265, who will submit them to the Board or the Corporate Governance Committee, as applicable, for its consideration.

                             COST OF SOLICITATION
-------------------------------------------------------------------------------

  The cost of soliciting proxies in the form enclosed is being borne by the Company. In addition to solicitation by mail, arrangements have been made with brokerage houses, nominees and other custodians and fiduciaries to send proxy material to their principals and the Company will reimburse them for their expenses in doing so. The Company has engaged Georgeson & Co., Inc. to solicit proxies held by brokers and nominees at a cost of $9,000 plus out-of-pocket expenses. Proxies also may be solicited personally or by telephone or telegraph by directors, officers, and a few regular employees of the Company in addition to their usual duties. They will not be specially compensated for these services.

                                              For the Board of Directors,

                                              [SIGNATURE OF FRANK S. COTTRELL]
                                              Frank S. Cottrell
                                              Secretary

Moline, Illinois
January 20, 1999

                         [JOHN DEERE LOGO APPEARS HERE]



                                                     [RECYCLE LOGO APPEARS HERE]
                                                     Printed on Recycled Paper

--------------------------------------------------------------------------------


[LOGO OF DEERE & COMPANY]

                                DEERE & COMPANY

                  PROXY -- ANNUAL MEETING / 24 FEBRUARY 1998

Solicited by the Board of Directors for use at the Annual Meeting of Stockholders of Deere & Company on February 24, 1998.

The undersigned appoints each of Hans W. Becherer and Frank S. Cottrell attorney and proxy, with full power of substitution, on behalf of the undersigned and with all powers the undersigned would possess if personally present, to vote all shares of Common Stock of Deere & Company that the undersigned would be entitled to vote at the above Annual Meeting and any adjournment thereof. The shares represented by this proxy will be voted as specified and in the discretion of the proxies on all other matters. If not otherwise specified, shares will be voted in accordance with the recommendations of the Directors.

Please mark, date and sign your name exactly as it appears on this proxy and return this proxy in the enclosed envelope. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give your full title as such. For joint accounts, each joint owner should sign.

                 THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
             PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.


                                                       Deere & Company
                                                       P.O. Box 11012
                                                       New York, N.Y. 10203-0012

[LOGO OF DEERE & COMPANY]

Dear Stockholders:

It is a pleasure to invite you to the 1999 Annual Meeting of Stockholders of Deere & Company. The meeting will be held at 10 A.M. on Wednesday, February 24, 1999 at the Deere & Company Administrative Center, on John Deere Road, Moline, Illinois.

The Notice of the meeting and the Proxy Statement enclosed cover the formal business of the meeting, which includes election of Directors, and any other business to properly come before the meeting. The rules of conduct for the meeting include the following:

1. No cameras, sound equipment or recording devices may be brought into the auditorium.

2. There will be a discussion period at the end of the meeting. If you wish to present a question or comment, please wait for an attendant to provide a microphone, then begin by stating your name, indicating the city and state where you reside, and confirming that you are a stockholder.

3. The Chairman is authorized to impose reasonable time limits on the remarks of individual stockholders and has discretion to rule on any matters which arise during the meeting. Personal grievances or claims are not appropriate subjects for the meeting.

4. Voting results announced at the meeting by the Inspectors of Election are preliminary. Final results will be included in the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the second quarter of fiscal 1999.



                            Detach Proxy Card Here

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     [     ]

                                                         PLEASE MARK YOUR CHOICE
                                              LIKE THIS IN BLUE OR BLACK INK [X]


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               The Directors Recommend a Vote FOR all Nominees.

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Election as Directors of John R. Block, Prof. Regina E. Herzlinger and Dr.
Arnold R. Weber.

VOTE FOR ALL    WITHHOLD VOTE FOR   EXCEPTIONS     VOTE FOR ALL EXCEPT WITHHOLD
  NOMINEES        ALL NOMINEES                     VOTE FROM THE FOLLOWING
                                                   NOMINEE(S):

    [_]                [_]              [_]        -----------------------------


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                                                      If you are submitting a
                                                      change of address and or
                                                      comments mark here. [_]


                                            Date
                                                -------------------------

                                            -----------------------------
                                                       Signature

                                            -----------------------------
                                                       Signature


(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)